Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No 333-261809) of FirstSun Capital Bancorp of our report dated March 25, 2022 relating to the consolidated financial statements appearing in this Annual Report on Form 10‑K.

/s/ Crowe LLP

Crowe LLP

Dallas, Texas
March 25, 2022